UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2015

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-05555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective as of 12:01 a.m. on October 1, 2015, Farmers National Banc Corp. (the “Company”) completed its merger with Tri-State 1st Banc, Inc. (“TSOH”) pursuant to the terms of the Agreement and Plan of Merger, dated as of June 23, 2015, by and among TSOH, FMNB Merger Subsidiary, LLC, a newly-formed, wholly-owned subsidiary of the Company (“Merger Sub”), and the Company (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, TSOH was merged with and into Merger Sub (the “Merger”). Immediately following the Merger, Merger Sub was dissolved and liquidated, and 1st National Community Bank, TSOH’s wholly-owned subsidiary bank (“1st National”), was merged with and into The Farmers National Bank of Canfield, the Company’s wholly-owned subsidiary bank (“Farmers Bank”). As a result of the mergers, 1st National’s four full-service branches will operate as branches of Farmers Bank.

As a result of the Merger and in accordance with the terms of the Merger Agreement, each TSOH common share was converted into the right to receive either 1.747 Farmers common shares or $14.20 in cash, subject to certain allocation procedures set forth in the Merger Agreement that are intended to ensure that 75% of the outstanding TSOH common shares are converted into the right to receive Farmers common shares and the remaining outstanding TSOH common shares are converted into the right to receive cash. In addition, holders of TSOH Series A preferred shares that did not convert or validly elect to convert their Series A preferred shares into TSOH common shares by the effective time of the Merger are entitled to receive from Farmers merger consideration of $13.60 in cash for each Series A preferred share.

Item 8.01	Other Events.

On October 1, 2015, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The press release is furnished herein, as part of this Item 8.01, as Exhibit 99.1. Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 8.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. Furthermore, the information in this Item 8.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Forward Looking Statements.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended, which has been filed with the Securities and Exchange Commission (the “SEC”) and is available on the Company’s website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Factors that may cause or contribute to these differences may also include, without limitation, the Company’s failure to integrate TSOH and its subsidiary in accordance with expectations; deviations from performance expectations related to TSOH and its subsidiary; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the SEC.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 23, 2015, by and among Tri-State 1st Banc, Inc., FMNB Merger Subsidiary, LLC and Farmers National Banc Corp. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of Farmers National Banc Corp. filed on June 23, 2015 (File No. 001-35296)).

99.1	Press Release dated October 1, 2015 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer

Date: October 1, 2015